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                             NORTHWEST AIRLINES, INC.
                 SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
                                AIRPORT AGREEMENT

         This Second Amendment to Second Amended and Restated Airport Agreement (this "Amendment") made and entered into this 26th day of June, 1998, by and between the County of Wayne, a Michigan Charter County, by and through its Chief Executive Officer, hereinafter referred to as "Lessor", and Northwest Airlines, Inc., a Minnesota corporation, hereinafter referred to as "Lessee".

         Witnesseth:

         WHEREAS, Lessor and Lessee are parties to that certain Second Amended and Restated Airport Agreement dated as of October 10, 1996 (the "Second Amended and Restated Airport Agreement"), as amended, which is scheduled to become effective upon the Date of Beneficial Occupancy of the Midfield Terminal (as such terms are defined in the Second Amended and Restated Airport Agreement); and

         WHEREAS, Lessor and Lessee deem it necessary and advisable to amend the Second Amended and Restated Airport Agreement in certain respects;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements herein contained, Lessor and Lessee agree as follows:

         Section 1. Subparagraph (2) under the definition of "Revenue Requirement" in Article IIIB.1 of the Second Amended and Restated Airport Agreement is hereby deleted in its entirety and the following subparagraph
(2) is hereby substituted in lieu thereof:

         "(2) one hundred twenty-five percent (125%) of the amount of principal and interest due (net of any capitalized interest) for such Fiscal Year on all then outstanding Bonds, less any unencumbered amounts on deposit in the Revenue Fund on the last day of the Fiscal Year preceding such Fiscal Year that are useable to satisfy the rate covenant requirements of any bond ordinance under which Bonds were issued; provided that amounts on deposit in the ACE Account that are transferred to the Revenue Fund in Fiscal Year 1998 pursuant to the requirements of the Bond Ordinance shall be deemed to have been on deposit in the Revenue Fund on the last day of Fiscal Year 1997; plus"

         Section 2. Subparagraph (4) under the definition of "Revenue Requirement" in Article IIIB.1 of the Second Amended and Restated Airport Agreement is hereby deleted in its entirety and the following subparagraph
(4) is hereby substituted in lieu thereof:

         "(4) commencing in Fiscal Year 1999, an amount equal to $5 million (which amount shall be escalated each Fiscal Year beginning in Fiscal Year 2002



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               to reflect percentage increases in the Producer Price Index during the most recently ended 12-month period for which such index is published) minus the amount, if any, deposited for such Fiscal Year into the ACE Account; plus"

         Section 3. Subparagraph (4) of Article IIIB.2(a) of the Second Amended and Restated Airport Agreement is hereby deleted in its entirety and the following subparagraph (4) is hereby substituted in lieu thereof:

         "(4) Deposits shall be made into the Bond Reserve Account, the Operation and Maintenance Reserve Fund and the Renewal and Replacement Fund pursuant to the provisions of Ordinance 319 and into any other funds for similar purposes established pursuant to other ordinances under which Bonds are issued;"

         Section 4. The defined terms "Subordinate Bond Reserve Account," and "Reserve Fund" are hereby deleted from Article XXVIII of the Second Amended and Restated Airport Agreement.

         Section 5. Exhibit G of the Second Amended and Restated Airport Agreement is hereby deleted in its entirety and Exhibit G attached to this Amendment is hereby substituted in lieu thereof and shall be incorporated in the Second Amended and Restated Airport Agreement as though fully set forth in the Second Amended and Restated Airport Agreement.

         Section 6. Except to the extent amended by this Amendment, the Second Amended and Restated Airport Agreement remains unamended, and shall become effective as set forth therein.

         Section 7. All references in notices, requests, certificates and other instruments executed and delivered after the date of effectiveness of this Amendment may refer to the Second Amended and Restated Airport Agreement without making specific reference to this Amendment, but such reference nevertheless shall be deemed to include this Amendment unless the context shall clearly otherwise require.

         Section 8. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                                       COUNTY OF WAYNE
                                       CHIEF EXECUTIVE OFFICER


                                       /s/ Edward H. McNamara
                                       -----------------------------------
                                         Edward H. McNamara


                                       NORTHWEST AIRLINES, INC.


                                       By: /s/ James M. Greenwald
                                          --------------------------------
                                          JAMES M. GREENWALD, VP

                                       Its: FACILITIES AND AIRPORT AFFAIRS
                                           -------------------------------


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